UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 13, 2015

BLACKPOLL FLEET INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 SW 34th Street, Building 3 Fort Lauderdale International Airport Fort Lauderdale, FL		33315
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 905-6006

Copies to:

Thomas Rose, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement

BlackPoll Fleet International, Inc. (the “Company”) and WAB International, Inc. (“WAB”) entered into the Rotary Aircraft ACMI Charter Agreement dated December 27, 2014 (the “Agreement”). Pursuant to the terms of the Agreement, the Company agreed to provide WAB with Aircraft. Aircraft means the helicopter(s) and all devices, accessories, equipment, tools, spare parts and consumables, which are installed on or supplied with the aircraft specified in the Agreement and engines. The Agreement was the source of more than half of the Company’s revenues. As a result of the end-user terminating its agreement with WAB, the Agreement was no longer viable, and on November 13, 2015, WAB and the Company entered into a Termination and Mutual Release Agreement terminating the Agreement (the “Termination Agreement”).

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1      Termination and Mutual Release Agreement by and between BlackPoll Fleet International, Inc. and WAB International, Inc. dated November 13, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKPOLL FLEET INTERNATIONAL, INC.

Date: November 17, 2015	By:	/s/ Dr. Jacob Gitman, PhD
Dr. Jacob Gitman, PhD Chief Executive Officer